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                                                                   EXHIBIT 10.11




                              EMPLOYMENT AGREEMENT


         This Employment Agreement (the "Agreement"), made and entered into this 20th day of December, 1999, by and between Uproar Inc. (the "Company"), and Michael K. Simon (the "Executive").

                                   WITNESSETH

         WHEREAS, the Company has a need for the Executive's personal services in a senior executive capacity; and

         WHEREAS, the Executive possesses the necessary strategic, financial, planning, operational and managerial skills necessary to fulfill those needs; and

         WHEREAS, the Executive and the Company desire to enter into a formal Employment Agreement to fully recognize the contributions of Executive to the Company and to assure continuous harmonious performance of the affairs of the Company.

         NOW, THEREFORE, in consideration of the mutual promises, terms, provisions, and conditions contained herein, the parties agree as follows:

1.       Position.

         The Company hereby agrees to continue to employ the Executive to serve in the role of Chief Financial Officer of the Company or such other senior executive role as shall be agreed upon by the Executive and the Chairman and Chief Executive Officer of the Company ("CEO"), subject to the limitations set forth herein and agrees to perform the duties generally associated with his position from time to time. The Executive accepts such employment upon the terms and conditions set forth herein. The Executive shall, at all times during the Term, report directly to the CEO. The Executive shall perform his duties diligently and faithfully.

2.       Term of Employment and Renewal.

         The term of the Executive's employment under this Agreement (the "Term") shall commence on the date of this Agreement (the "Effective Date") and shall end on the earliest of (i) twenty-four (24) months after the Effective Date; (ii) the date upon which the Agreement between the Company and Pearson Television, Inc. dated January 12, 1999 (the "Pearson Agreement") is amended or otherwise modified so that the cessation of the Executive's employment with the Company or any affiliate no longer triggers the right of Pearson Television, Inc. to terminate the Pearson Agreement; or (iii) the date of termination of the Pearson Agreement.

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3.       Compensation and Benefits.

         (a) Salary. Commencing on the Effective Date, the Company agrees to pay the Executive a base salary at an annual rate of no less than One Hundred Fifty Thousand Dollars ($150,000), payable in such installments as is the policy of the Company (the "Salary"), but no less frequently than monthly. The Company shall periodically consider appropriate increases to Executive's Salary but in no event shall diminish the amount of Executive's Salary below the initial rate.

         (b) Bonus. The Executive shall be eligible to receive annual bonuses, up to a maximum of One Hundred Percent (100%) of the annual Salary, at the discretion of the Company according to performance goals to be agreed upon by the CEO and the Executive.

         (c) Benefits. The Executive shall be entitled to participate in all employee benefit plans which the Company provides or may establish from time to time for the benefit of its employees, including, without limitation, group life, medical, surgical, dental and other health insurance, short and long-term disability, deferred compensation, profit-sharing and similar plans. The Executive shall also be entitled to paid vacation of five (5) weeks per year.

         (d) Stock Options. As of the last day of each calendar quarter during the Term, beginning on March 31, 2000, the Company shall grant the Executive, pursuant to the Company's 1999 Stock Option/Stock Issuance Plan (or any successor plan), options to purchase fifteen thousand (15,000) shares of the Company's common stock (the "Stock Options"), for a purchase price equal to the fair market value of the shares at the time of the stock option grant, under the terms and conditions set forth in the Company's standard Notice Of Grant of Stock Options, and the exhibits thereto (other than the standard terms and conditions relating to vesting), which shall be provided to the Executive upon the date of the stock option grants provided for herein. The Stock Options shall vest in full and become exercisable at the end of the Term, unless the Executive is terminated for "Cause" or resigns without "Good Reason," as those terms are defined below, in which case the Executive shall irrevocably forfeit all rights to the Stock Options.

         (e) Expenses. The Company shall pay or reimburse the Executive for all reasonable out-of-pocket expenses actually incurred by him during the Term in performing services hereunder, including business class airfare for travel to and from Budapest, Hungary, provided that the Executive properly accounts for such expenses in accordance with the Company's policies.

4.       Termination and Severance.

         Notwithstanding the provisions of Section 2 of this Agreement, the Executive's employment hereunder may terminate under the following circumstances:


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         (a) Termination by the Company for Cause. The Company may terminate the
Executive's employment hereunder for Cause at any time, upon written notice to the Executive setting forth in reasonable detail the nature of such Cause. For purposes of this Agreement, Cause is defined as (i) the Executive's willful and material breach of the terms of this Agreement; (ii) the Executive's conviction of any felony or any crime involving moral turpitude; (iii) willful misconduct by the Executive in connection with the performance of his duties hereunder; or
(iv) the Executive's willful refusal to perform such duties, after thirty (30) days' written notice and opportunity to cure. Upon the termination for Cause of Executive's employment, the Company shall have no further obligation or liability to the Executive other than for salary earned under this Agreement to the date of termination, and any accrued but unused vacation.

         (b) Termination by the Company Without Cause. The Executive's employment hereunder may be terminated without Cause by the Company upon written notice to the Executive, provided, however, that if the Company terminates the Executive's employment without Cause, or the Executive terminates his employment for Good Reason, as defined below, the Stock Options shall accelerate and vest in full.

         (c) Termination by the Executive. The Executive may terminate his employment hereunder for "Good Reason," within thirty (30) days of the occurrence of any of the following events (i) a material breach of this Agreement by the Company; (ii) a material change in the Executive's duties or responsibilities; (iii) a change in the Executive's reporting relationship so that he no longer reports directly to the CEO; (iv) an involuntary relocation of the Executive's worksite to a location 75 miles or more from its current location; or (v) "Change of Control," as defined below. The Executive shall give the Company twenty (20) days' written notice and opportunity to cure prior to any termination for Good Reason based on the grounds specified in (i) through
(iv) above. As used herein, a "Change of Control" shall be deemed to occur if:
(i) there shall be consummated (x) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which the stock of the Company would be converted into cash, securities or other property, other than a merger or consolidation of the Company in which the holders of the Company's stock immediately prior to the merger or consolidation hold more than fifty percent (50%) of the stock or other forms of equity of the surviving corporation immediately after the merger, or (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Company, or (ii) the Board of Directors of the Company approves any plan or proposal for liquidation or dissolution of the Company.

         (d) Death. In the event of the Executive's death during the Term of this Agreement, the Executive's employment hereunder shall immediately and automatically terminate, and the Company shall have no further obligation or duty to the Executive or his estate or beneficiaries except that the Stock Options shall accelerate and vest in full and the Company shall pay the Executive's estate the Salary and vacation earned under this Agreement prior to the date of termination and any payments or benefits due under Company policies or benefit plans.

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         (e) Disability. The Company may terminate the Executive's employment hereunder, upon written notice to the Executive, in the event that the Executive becomes disabled during the Term through any condition of either a physical or psychological nature and, as a result, is, with or without reasonable accommodation, unable to perform the essential functions of the services contemplated hereunder for (a) a period of ninety (90) consecutive days, or (b) for shorter periods aggregating one hundred twenty (120) days during any twelve
(12) month period during the Term. Any such termination shall become effective upon mailing or hand delivery of notice that the Company has elected to exercise its right to terminate under this subsection 4(e), and the Company shall have no further obligation or duty to the Executive except that the Stock Options shall accelerate and vest in full and the Company shall pay the Executive the Salary and vacation earned under this Agreement prior to the date of termination and any payments or benefits due under Company policies or benefit plans.

5.       Choice of Law.

         The validity, interpretation and performance of this Agreement shall be governed by, and construed in accordance with, the internal law of New York, without giving effect to conflict of law principles.

6.       Miscellaneous.

         (a) Assignment. The Executive acknowledges and agrees that the rights and obligations of the Company under this Agreement may be assigned by the Company to any successors in interest. The Executive further acknowledges and agrees that this Agreement is personal to the Executive and that the Executive may not assign any rights or obligations hereunder.

         (b) Entire Agreement. Unless otherwise specifically provided for herein, this Agreement sets forth the entire agreement between the parties and supersedes any prior communications, agreements and understandings, written or oral, with respect to the terms and conditions of the Executive's employment.

         (c) Amendments. Any attempted modification of this Agreement will not be effective unless signed by an officer of the Company and the Executive.

         (d) Headings. The parties acknowledge that the headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of this Agreement.


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         IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the day and year set forth below.


MICHAEL K. SIMON                                  UPROAR INC.


/s/ Michael K. Simon                     By: /s/ Kenneth D. Cron
------------------------------              ---------------------------------

                                         Title: Chief Executive Officer
                                            ---------------------------------
Dated:  December 20, 1999                Dated:  December 20, 1999







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